Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Snow Lake Resources Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended June 30, 2022 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

SNOW LAKE RESOURCES LTD.

October 31, 2022	By:	/s/ Philip Gross
	Name:	Philip Gross
	Title:	Chief Executive Officer
(Principal Executive Officer)

October 31, 2022	By:	/s/ Keith Li
	Name:	Keith Li
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)